EXHIBIT 21.1

COOPER CAMERON CORPORATION – SUBSIDIARIES & JOINT VENTURES
(As of March 20, 2002)

Cooper Cameron Corporation (Delaware)—Parent	% Owned By Subsidiary	% Owned by CCC	State/Country of Incorporation or Organization
Cameron Algerie (1 share owned by CCPEG)		100%	Algeria
Cameron Argentina S.A.I.C. (122,700 shares owned by CCPEG)	Less than 1%	100%	Argentina
Cameron Australasia Pty. Ltd.		100%	Australia
Cooper Cameron Pensions Australia, Pty. Ltd.	100%		Australia
Cameron France, S.A. (6 shares owned by directors)		100%	France
Cameron France E.U.R.L. (in liquidation 12/2001)	100%		France
Cameron Gabon, S.A. (7 shares owned by directors)		100%	Gabon
Cameron GmbH		100%	Germany
Cameron Services Middle East LLC (Joint Venture)[1]		24%	Oman
Cameron Ireland Limited (1 share owned by CCPEG)		100%	Ireland
Cameron Norge AS		100%	Norway
Cameron Venezolana, S.A.		100%	Venezuela
Cameron Remanufacturas, C.A.	100%		Venezuela
Camercay, Ltd.	100%		Grand Cayrnan
Compression Services Company		100%	Ohio
Cooper Cameron do Brasil Ltda. (1 share owned by CCPEG)		100%	Brazil
Cooper Cameron Foreign Sales Company Ltd.		100%	Barbados
Cooper Cameron (Malaysia) Sdn Bhd		**49%	Malaysia
Cooper Cameron (U.K.) Limited		100%	United Kingdom
Cameron Offshore Engineering Limited	100%		United Kingdom
Cooper Cameron Pensions Limited	100%		United Kingdom
Cameron Integrated Services Limited	100%		United Kingdom
Cooper Cameron Holding B.V.		100%	Netherlands
Cooper Energy Services B.V.	100%		Netherlands
Cameron B.V.	100%		Netherlands
Cooper Cameron Limited		100%	Canada
Cooper Cameron Canada, Ltd.		100%	Canada
Cooper Cameron Corporation Nigeria Limited[2]		60%	Nigeria
Cooper Cameron S.R.L.		100%	Italy
Cooper Energy Services de Venezuela, S.A.		100%	Venezuela
Cooper Energy Services International, Inc.		100%	Ohio
Canada Tiefbohrgeräte and Maschinenfabrik GmbH	100%		Austria
(1 share owned by CCPEG)
Cooper Cameron (Singapore) Pte, Ltd.	39%	61%	Singapore
Riyan Cameron (B) Sendirian Berhad	100%		Brunei
Cooper Cameron de Mexico S.A. de C.V. (1 share owned by CCPEG)		100%	Mexico
Cooper Cameron Petroleum Equipment Group, Inc. (CCPEG)		100%	Delaware
Cooper Flow Control Australia Pty. Ltd.	50%	50%	Australia
Cooper Turbocompressor, Inc. (Delaware)		100%	Delaware
Lyulka-Cooper (Russian Federation Joint Venture)[3]		50%	Russia
Orbit Valve International, Inc. (Arkansas)		100%	Arkansas
Orbit Valve Company (Arkansas)	100%		Arkansas
Wellhead Services, Inc. (Nevada)		100%	Nevada

1	Partially owned by United Engineering Services LLC
2	Partially owned by various Nigerian entities and individuals.
3	Partially owned by Lyulka-Saturn.
**	Local Malaysian law requires that a majority of stock be owned by local residents. Attorney/agents hold 51% of stock on CCC behalf.